Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Live Oak Acquisition Corp. II (the “Company”) for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Andrea K. Tarbox, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 25, 2021	/s/ Andrea K. Tarbox
Andrea K. Tarbox
Chief Financial Officer (Principal Financial Officer)